                                                            EXHIBIT 11


                             FLEMING COMPANIES, INC.
                         EARNINGS PER SHARE COMPUTATION
                    (In thousands, except per share amounts)

                                              YEAR ENDED
                                      --------------------------
                                      DECEMBER 25,  DECEMBER 26,
                                          1993         1992
                                      ------------  ------------
PRIMARY EARNINGS
  PER COMMON SHARE
Reconciliation of net
  earnings from consolidated
  condensed statements of earnings
  to amount used in primary earnings
  per share computation:

    Earnings before extraordinary
     loss and accounting change
     applicable to common shares          $37,480   $118,904

Weighted average common
  shares outstanding used
  to compute primary
  earnings per share                       36,801     35,759

    Add common share equivalents-
      common shares issuable
      under stock option and
      stock purchase plans                     26         33
                                           ------     ------

    Weighted average common
      shares outstanding, as
       adjusted                            36,827     35,792
                                           ------     ------
                                           ------     ------

    Primary earnings per
      common share before
      extraordinary item and
      accounting change                     $1.02(a)   $3.32(b)
                                            -----      -----
                                            -----      -----


(a) Agrees to the related amounts shown in the consolidated condensed statements of earnings.

(b) This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB
     No. 15 because it results in dilution of less than 3% or is antidilutive.

                                                                 EXHIBIT 11
                                                                 (Continued)

                             FLEMING COMPANIES, INC.
                         EARNINGS PER SHARE COMPUTATION
                    (In thousands, except per share amounts)


                                                 YEAR ENDED
                                          --------------------------
                                          DECEMBER 25,  DECEMBER 26,
                                              1993          1992
                                          ------------  ------------

(PRIMARY EARNINGS PER COMMON
  SHARE, cont'd)
- ----------------------------
Extraordinary item                            $2,308        $5,864
                                              ------       -------
                                              ------       -------

Weighted average common shares
    outstanding, as adjusted                  36,827        35,792
                                              ------       -------
                                              ------       -------

Loss per share related to
    extraordinary item                        $  .06(a)       $.16(a)
                                               -----       -------
                                               -----       -------

Earnings applicable to common shares          $35,172     $113,040
                                               ------      -------
                                               ------      -------

Weighted average common shares
  outstanding, as adjusted                     36,827       35,792
                                               ------      -------
                                               ------      -------

Primary earnings per common share                $.96(a)     $3.16(b)
                                               ------      -------
                                               ------      -------

(a) Agrees to the related amounts shown in the consolidated condensed statements of earnings.

(b) This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB
     No. 15 because it results in dilution of less than 3% or is antidilutive.

                                                                 EXHIBIT 11
                                                                 (Continued)

                             FLEMING COMPANIES, INC.
                         EARNINGS PER SHARE COMPUTATION
                    (In thousands, except per share amounts)

                                                   YEAR ENDED
                                          -----------------------------
                                          DECEMBER 25,      DECEMBER 26,
                                              1993             1992

FULLY DILUTED EARNINGS
  PER COMMON SHARE
- ----------------------
Reconciliation of net
  earnings, as adjusted
  in primary computation
  above, to amount used
  for fully diluted computation
  in consolidated condensed
  statements of earnings:

Earnings before extraordinary loss
  and accounting change applicable
  to common shares                            $37,480       $118,904
    Add interest on 6.5%
      convertible notes,
      net of tax effect                           ---          5,681
                                              -------       --------
    Net earnings, as adjusted                 $37,480       $124,585
                                              -------       --------
                                              -------       --------

Weighted average common
  shares outstanding,
  as adjusted in primary
  computation to amount
  used for fully diluted
  earnings per share                           36,827         35,792

    Add shares issuable from
      assumed conversion of
      6.5% convertible notes                      ---          2,989
                                               ------         ------

    Weighted average common shares
      outstanding, as adjusted                 36,827         38,781
                                               ------         ------
                                               ------         ------

    Fully diluted net earnings
      per common share                          $1.02(a)       $3.21(a)
                                                -----          -----
                                                -----          -----

(a) Agrees to the related amounts shown in the consolidated condensed statements of earnings.

(b) This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB
     No. 15 because it results in dilution of less than 3% or is antidilutive.

                                      -95-

                                                                 EXHIBIT 11
                                                                 (Continued)

                             FLEMING COMPANIES, INC.
                         EARNINGS PER SHARE COMPUTATION
                    (In thousands, except per share amounts)

                                              Year Ended
                                      --------------------------
                                      DECEMBER 25,     DECEMBER 26,
                                          1993            1992
                                      ------------     -----------

(FULLY DILUTED EARNINGS PER
  COMMON SHARE, cont'd)

Extraordinary item                        $2,308         $5,864
                                          ------         ------

Weighted average common shares
  outstanding, as adjusted                36,827         38,781
                                          ------         ------
                                          ------         ------


Loss per share related to
  extraordinary item and
  accounting change                         $.06(a)        $.15(a)
                                            ----           ----

Net earnings                             $35,172       $113,040

Add interest on 6.5% convertible
  notes, net of tax effect                   ---          5,681
                                          -------      --------

Earnings applicable to common shares     $35,172       $118,721
                                         -------       ---------
                                         -------       ---------

Weighted average common shares
  outstanding, as adjusted                36,827         38,781
                                          ------         ------
                                          ------         ------

Fully diluted earnings per common share     $.96(a)       $3.06(a)
                                            ----          -----
                                            ----          -----

(a) Agrees to the related amounts shown in the consolidated condensed statements of earnings.

(b) This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB
    No. 15 because it results in dilution of less than 3% or is antidilutive.








                                      -96-